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                                  Exhibit 23.1

                    CONSENT OF GOLDSTEIN GOLUB KESSLER LLP
                         INDEPENDENT AUDITORS' CONSENT

    To the Board of Directors
    of The Ashton Technology Group, Inc.

          We hereby consent to the incorporation by reference in the prospectus constituting part of the Post-effective Amendment No. 1 to Form SB-2 on Form S-3 of our report dated May 7, 1998 except for the last paragraph of Note 7 and the 8th paragraph of Note 14, as to which the date is May 29, 1998, on the consolidated balance sheet of The Ashton Technology Group, Inc. and Subsidiaries as of March 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period then ended, which report appears in the March 31, 1998 annual report on Form 10-KSB of The Ashton Technology Group, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "experts" in such prospectus.



/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
June 4, 1999